Exhibit a

                                    Form of

                              Amended and Restated

                              Declaration of Trust

                                       of

                                   ING GET Fund

                                    Exhibit (a)

                                    Form of

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                                   ING GET FUND

                                TABLE OF CONTENTS
                                -----------------

ARTICLE I The Trust............................................................1

 1.1.   Name...................................................................1
 1.2.   Definitions............................................................2

ARTICLE II Board of Trustees...................................................3

 2.1.   Number; Service........................................................3
 2.2.   Term of Office of Trustees.............................................3
 2.3.   Termination of Service and Appointment of Trustees.....................3
 2.4.   By-Laws................................................................3
 2.5.   Officers...............................................................4

ARTICLE III Powers of Trustees.................................................4

 3.1.   General................................................................4
 3.2.   Investments............................................................4
 3.3.   Legal Title............................................................5
 3.4.   Borrow Money...........................................................5
 3.5.   Delegation; Committees.................................................5
 3.6.   Collection and Payment.................................................5
 3.7.   Expenses...............................................................5
 3.8.   Miscellaneous Powers...................................................6
 3.9.   Further Powers.........................................................6

ARTICLE IV Advisory, Management and Distribution Arrangements..................6

 4.1.   Advisory and Management Arrangements...................................6
 4.2.   Distribution Arrangements..............................................7
 4.3.   Parties to Contract....................................................7
 4.4.   Provisions.............................................................7

ARTICLE V Limitations of Liability of Shareholders, Trustees and Others........7

 5.1.   No Personal Liability of Shareholders, Trustees, etc...................7
 5.2.   Non-Liability of Trustees, and Others..................................8
 5.3.   Indemnification........................................................8
 5.4.   No Bond Required of Trustees...........................................9
 5.5.   No Duty of Investigation; Notice in Trust Instruments..................9
 5.6.   Reliance On Experts...................................................10
 5.7.   Action at Issue.......................................................10

ARTICLE VI Shares of Beneficial Interest......................................11

 6.1.   Beneficial Interest...................................................11
 6.2.   Rights of Shareholders................................................11
 6.3.   Trust Only............................................................11
 6.3.   Shareholder...........................................................11
 6.4.   Issuance of Shares....................................................11
 6.5.   Designation of Series.................................................12
 6.6.   Designation of Classes................................................13
 6.7.   Register of Shares....................................................15
 6.8.   Transfer of Shares....................................................15

ARTICLE VII Custodians........................................................15
 7.1.   Appointment and Duties................................................15
 7.2.   Central Certificate System............................................16

ARTICLE VIII Redemption.......................................................16

 8.1.   Redemptions...........................................................16
 8.2.   Involuntary Redemption of Shares; Disclosure of Holding...............17

ARTICLE IX Determination of Net Asset Value, Net Income and Distributions.....17

 9.1.   Net Asset Value.......................................................17
 9.2.   Distributions to Shareholders.........................................17
 9.3.   Power to Modify Foregoing Procedures..................................18

ARTICLE X Shareholders........................................................18

 10.1.  Meetings of Shareholders..............................................18
 10.2.  Voting Powers.........................................................19
 10.2.  Shareholders..........................................................19
 10.3.  Notice of Meetings....................................................19
 10.4.  Record Date for Meetings..............................................19
 10.5.  Proxies...............................................................19
 10.6.  Reports...............................................................20
 10.7.  Inspection of Records.................................................20
 10.8.  Shareholder Action by Written Consent.................................20

ARTICLE XI Duration; Termination of Trust; Amendment; Mergers, Etc............20

 11.1.  Duration..............................................................20
 11.2.  Termination...........................................................21
 11.3.  Amendment Procedure...................................................21
 11.4.  Merger, Consolidation and Sale of Assets..............................22
 11.5.  Incorporation.........................................................22

ARTICLE XII Miscellaneous.....................................................23

 12.1.  Notices...............................................................23
 12.2.  Filing................................................................23
 12.3.  Resident Agent........................................................23
 12.4.  Governing Law.........................................................23
 12.5.  Reliance by Third Parties.............................................24
 12.6.  Provisions in Conflict With Law or Regulations........................24
 12.7.  Counterparts..........................................................24

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                                 AETNA GET FUND

             THIS AMENDED AND RESTATED DECLARATION OF TRUST of Aetna GET Fund (the "Trust"), whose principal place of business is currently 10 State House Square, Hartford, Connecticut 06103-3602, is made the [___] day of [ ], 2002 by the parties signatory hereto, as trustees (the "Trustees").

                              W I T N E S S E T H :
                              - - - - - - - - - -

             WHEREAS, pursuant to a Declaration of Trust dated March 9, 1987, as amended from time to time, the Trustees established a Massachusetts business trust;

             WHEREAS, the Trustees desired to use the Trust for the investment and reinvestment of funds contributed thereto; and

             WHEREAS, the beneficial interest in the trust assets was divided into transferable shares of beneficial interest and further divided into separate Series as herein provided; and

             WHEREAS, the Trustees declared that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST for the benefit of the holders from time to time of the shares of beneficial interest hereunder as herein set forth below; and

             WHEREAS, the Trustees desire to amend and restate said Declaration of Trust in its entirety;

             NOW, THEREFORE, the Trustees restate the Declaration of Trust as follows:

                                    ARTICLE I

                                    The Trust
                                    ---------

      1.1. Name. The name of the trust created hereby (the "Trust", which term shall be deemed to include any Series of the Trust when the context requires) shall be "Aetna GET Fund", and so far as may be practicable the Trustees shall conduct the activities of the Trust, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust or any Series or Class thereof. Each Series or Class of the Trust which shall be established and designated by the Trustees pursuant to Sections 6.5 and 6.6 shall conduct its activities under such name as the Trustees shall determine and set forth in the instrument establishing such Series or Class. Should the Trustees determine that the use of the name of the Trust or any Series or Class is not advisable, they may select such other name for the Trust or such Series or Class as they deem proper and the Trust or Series or Class may conduct its activities under such other name. Any name change shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration of Trust.

      1.2. Definitions. As used in this Declaration of Trust, the following terms shall have the following meanings:

           The terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the Investment Company Act of 1940, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the Investment Company Act of 1940, as amended from time to time.

           "Class" means the two or more Classes as may be established and designated from time to time by the Trustees pursuant to Section 6.6 hereof.

           "Declaration" shall mean this Declaration of Trust as amended from time to time.

           "Fundamental Policies" shall mean the investment restrictions set forth in the Prospectus and designated as fundamental policies therein.

           "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

           "Prospectus" shall mean the currently effective Prospectus of any Series of the Trust under the Securities Act of 1933, as amended.

           "Series" individually or collectively means the two or more Series as may be established and designated from time to time by the Trustees pursuant to
Section 6.5 hereof. Unless the context otherwise requires, the term "Series" shall include Classes into which Shares of the Trust, or of a Series, may be divided from time to time.

           "Shareholders" shall mean all holders of record of outstanding
Shares.

           "Shares" means the equal proportionate units of interest into which the beneficial interest in any Series of the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. All reference to Shares shall be deemed to be Shares of any or all Series and Classes as the context may require.

           "Trustees" refer to the individual Trustees in their capacity as Trustees hereunder of the Trust and their successor or successors for the time being in office as such Trustees;

           "Trust Property" shall mean all property, real or personal, tangible or intangible, owned or held by or for the account of the Trust.

           The "1940 Act" refers to the Investment Company Act of 1940 and the regulations promulgated thereunder, as amended from time to time.

                                   ARTICLE II

                                Board of Trustees
                                -----------------

      2.1. Number; Service. The Board of Trustees shall consist of such number as determined by vote of the Board, or in the absence thereof, shall consist of the number of Trustees last elected at a meeting of Shareholders, provided, however, that the number of Trustees shall in no event be less than three. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

      2.2. Term of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his or her trust by written instrument signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be retired, and his or her term shall end, pursuant to the terms of any mandatory retirement provision contained in a retirement policy adopted by the Board; (c) that any Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (d) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (e) a Trustee may be removed at any special meeting of Shareholders of the Trust by a vote of two-thirds of the outstanding Shares or by written instrument signed by the holders of at least two-thirds of the outstanding Shares.

      2.3. Termination of Service and Appointment of Trustees. In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be effected by the signing of a written instrument by a majority of the Trustees in office. Within three months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance. Any appointment authorized by this Section 2.3 is subject to the provisions of Section 16(a) of the 1940 Act.

      2.4. By-Laws. The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.

      2.5. Officers. The Trustees shall annually elect a President, one or more Vice-Presidents, a Secretary and a Treasurer and may elect such other officers as they deem appropriate. The Trustees may authorize the President or any Vice President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President shall be a Trustee. The general powers of the officers shall be set forth in the By-Laws.

                                  ARTICLE III

                               Powers of Trustees
                               ------------------

      3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust or any Series thereof to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting such discretion and power. Such powers of the Trustees may be exercised without order of or resort to any court.

      3.2. Investments. The Trustees shall have power, subject to any applicable limitation in this Declaration of Trust and in the By-Laws of the Trust, to:

           (a) conduct, operate and carry on the business of an investment company;

           (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, preferred and common stocks, futures contracts and options to buy or sell futures contracts and other securities, including, without limitation, options to buy or sell securities, securities issued, guaranteed or sponsored by any state, territory or possession of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by the United States Government or international instrumentalities, or by any bank, savings institution, corporation or other business entity organized under the laws of the United States and, to the extent provided in the Prospectus and not prohibited by the Fundamental Policies, organized under foreign laws; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments; and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which any Series of the Trust may invest should the investment policies set forth in the Prospectuses or the Fundamental Policies be amended.

           The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      3.3. Legal Title. Legal title to all the Trust Property, including the property of any Series of the Trust, shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust or any Series thereof is appropriately protected.

           Upon the resignation, retirement, removal or death of a Trustee, that Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, or the property of any Series of the Trust, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      3.4. Borrow Money. Subject to the Fundamental Policies and the Trust By-Laws, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust or any Series thereof, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

      3.5. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate to committees of Trustees or to officers, employees or agents of the Trust, the doing of such things and the execution of such instruments as the Trustees may deem expedient, to the same extent as such delegation is permitted to directors of a Massachusetts business corporation and is permitted by the 1940 Act.

           Without limiting the generality of the foregoing provisions of this
Section 3.5, the Trustees shall have power to appoint by resolution a committee consisting of at least one of the Trustees then in office to determine whether
(a) refusing a demand by a shareholder to initiate a court action, suit, proceeding or claim on behalf of the Trust, or (b) dismissing, settling, reviewing, or investigating any action, suit, proceeding or claim that is brought or threatened to be brought before any court, administrative agency or other adjudicatory body, as the case may be, is in the best interests of the Trust. That committee shall consist entirely of Trustees each of whom is not an "Interested Person" as that term is defined in Section 2(a)(19) of the 1940 Act.

      3.6. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust or any Series thereof; and to enter into releases, agreements or other instruments.

      3.7. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary to carry out any of the purposes of this Declaration, and to charge or allocate the same to, between or among such one or more the Series and Classes that may be established and designated pursuant to sections 6.5 and 6.6, as the Trustees deem fair, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable, as well as reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

      3.8. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof, provided that the selection and retention of independent public accountants be done in a manner consistent with the 1940 Act; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust or any Series thereof against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) to the extent permitted by law and the By-Laws, indemnify any Person with whom the Trust or any Series thereof has dealings, including any adviser, administrator, manager, underwriter, transfer agent, custodian and selected dealers with respect to any Series, to such extent as the Trustees shall determine; (f) guarantee indebtedness or contractual obligations of others; (g) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (h) adopt, alter, amend and repeal from time to time, as the Board in its sole discretion shall deem appropriate, a retirement policy applicable to and binding upon the current and future Trustees or any designated subset thereof.

      3.9. Further Powers. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust, made by the Trustees in good faith shall be conclusive. The Trustees will not be required to obtain any court order to deal with the Trust Property.

                                   ARTICLE IV

               Advisory, Management and Distribution Arrangements
               --------------------------------------------------

      4.1. Advisory and Management Arrangements. The Trustees may in their discretion enter into advisory, administration or management contracts with respect to the Trust or any Series thereof whereby the other party to such contract shall undertake to furnish the Trustees with advisory, administrative and management services. Notwithstanding any contrary provisions of this Declaration, the Trustees may authorize any adviser, administrator or manager (subject to such instructions as the Trustees may adopt) to effect purchases, sales, loans or exchanges of portfolio securities of any Series of the Trust on behalf of the Trustees, or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such adviser, administrator or manager (and all without further action by the Trustees). Any purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

      4.2. Distribution Arrangements. The Trustees may enter into contracts providing for the sale of the Shares of the Trust or any Series of the Trust to net the Trust not less than the net asset value per share. The Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws. The contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

      4.3.  Parties to Contract. Any contract of the character described in
Section 4.1 and 4.2 of this Article IV or in Article VII may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust or associations) may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3

      4.4. Provisions. Any advisory or distribution contract entered into pursuant to Section 4.1 and 4.2 of this Article IV shall be consistent with and subject to the requirements of Section 15 of the 1940 Act with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof.

                                   ARTICLE V

          Limitations of Liability of Shareholders, Trustees and Others
          -------------------------------------------------------------

      5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder shall be subject to any personal liability to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust or any Series thereof, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of a duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust or any Series thereof. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him. The indemnification and reimbursement required by the preceding sentence shall be made only out of the assets of the one or more Series of which the Shareholder who is entitled to indemnification or reimbursement was a Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

      5.2. Non-Liability of Trustees, and Others. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and the Shareholders for such Trustee's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact and law. Subject to the foregoing, the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. Furthermore, no officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent for any action or failure to act (including the failure to compel in any way any former or acting Trustee to redress any breach of trust), except upon a showing of bad faith, willful misfeasance, gross negligence or reckless disregard of duties.

      5.3. Indemnification. The Trust shall indemnify its Trustees and officers and any person who serves at the request of the Trust as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as follows:

      (a) Every person who is or has been a Trustee or officer of the Trust and persons who serve at Trust's request as director or officer of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid in connection with any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind in which he or she becomes involved as a party or otherwise by virtue of being or having been a Trustee or officer of the Trust or of another corporation, partnership, joint venture, trust or other enterprise at the request of the Trust and against amounts paid or incurred in the settlement thereof.

      (b) The words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, legislative, investigative or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (c) No indemnification shall be provided hereunder to a Trustee, officer, employee or agent against any liability to the Trust, a Series thereof, or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of office.

      (d) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee, officer, employee or agent may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (e) In the absence of a final decision on the merits by a court or other body before which such proceeding was brought, an indemnification payment will not be made, except as provided in paragraph (f) of this Article, unless in the absence of such a decision, a reasonable determination based upon a factual review has been made (1) by a majority vote of a quorum of non-party Trustees who are not interested persons of the Trust, or (2) by independent legal counsel in a written opinion that the indemnitee was not liable for an act of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties.

      (f) The Trust further undertakes that advancement of expenses incurred in the defense of a proceeding (upon undertaking for repayment unless it is ultimately determined that indemnification is appropriate) against a Trustee or officer of the Trust will not be made absent the fulfillment of at least one of the following conditions: (i) the indemnitee provides security for this undertaking, (ii) the Trust is insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel in a written opinion shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe the indemnitee ultimately will be entitled to indemnification.

      (g) No amendment of this Declaration or repeal of any of its provisions shall limit or eliminate the rights of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

      5.4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

      5.5. No Duty of Investigation; Notice in Trust Instruments. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent regarding the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust or any Series, and every other act in connection with the Trust or any Series shall be conclusively taken to have been executed or done only by persons acting in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, undertaking, instrument, or security of the Trust or any Series made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

      5.6. Reliance On Experts. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon the reports made to the Trust by any of its officers or employees or by any adviser, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

      5.7. Derivative Actions. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any Series or Class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, suit, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any Series or Class thereof would otherwise result, or if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a material personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his or her service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment adviser or underwriter, or the amount of such remuneration.

            Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, suit, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any Series or Class thereof, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, suit, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, suit, proceeding or claim on behalf of the Trust or any Series or Class thereof shall be subject to the right of the Shareholders under Section 10.2 of the Declaration to vote on whether or not such court action, suit, proceeding or claim should or should not be brought or maintained.

                                   ARTICLE VI

                          Shares of Beneficial Interest
                          -----------------------------

      6.1. Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into transferable Shares, without par value, each of which shall represent an equal proportionate interest in the Trust, Series or Class, as applicable, with each other Share of the Trust, or such Series or Class outstanding, none having priority or preference over another. The number of Shares which may be issued is unlimited. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares plus any fraction of a Share. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

      6.2. Rights of Shareholders. The ownership of the Trust Property and the property of each Series of the Trust of every description and the right to conduct any business described in this Declaration are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal or conversion rights (except for rights of appraisal specified in Section 11.4 and as the Trustees may determine with respect to any Series of Shares).

      6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust.

      6.4. Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interests in such Series of the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof. The Shares may be issued in one or more Series, and each Series may consist of one or more Classes.

      6.5. Designation of Series. The Trustees, in their discretion from time to time, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined by the Trustees; provided, that all Series be identical except that there may be variations between different Series as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Series shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Series as the context may require.

            If the Trustees shall divide the Shares into two or more Series, the following provisions shall be applicable:

            (a) All provisions herein relating to the Trust shall apply equally to each Series of the Trust, except as the context requires otherwise.

            (b) The number of Shares of each Series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series reacquired by the Trust at their discretion from time to time.

            (c) The power of the Trustees to invest and reinvest the Trust Property of each Series that may be established shall be governed by
      Section 3.2 of this Declaration.

            (d) All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

            (e) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular Series of the Trust shall, under no circumstances, be charged with liabilities attributable to any other Series of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim. No Shareholder or former Shareholder of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

            (f) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive a pro rata share of distributions of income and capital gains made with respect to such Series, except as provided in Section 6.6 hereof. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series of the Trust, each Shareholder of such Series shall be entitled to receive a pro rata share of the net assets of such Series based upon the value of his or her Shares as a percentage of all outstanding Shares of the Series. Shareholders of such Series shall be entitled to receive a pro rata share of the net assets of such Series, except as provided in Section 6.6 hereof. A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

            (g) The establishment and designation of any Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth the establishment and designation of such Series. Such instrument shall also set forth any rights and preferences of such Series which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

      6.6. Designation of Classes. The Trustees, in their discretion from time to time, may authorize the division of the Trust or any of its Series into two or more Classes. Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees; provided, that all Shares of the Trust or of any Series shall be identical to all other Shares of the Trust or the same Series, as the case may be, except that there may be variations between different Classes as to allocation of expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require. The various Classes of Shares of each Series designated and classified shall be subject to all provisions of the Declaration of Trust relating to Shares of the Trust generally, and those set forth as follows:

            (a) All provisions herein relating to the Trust, or any Series of the Trust, shall apply equally to each Class of Shares of the Trust or of any Series of the Trust, except as the context requires otherwise.

            (b) The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares or any Series of any Shares into one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Class reacquired by the Trust at their discretion from time to time.

            (c) The assets of each Class of a Series shall be invested in the same investment portfolio of the Trust.

            (d) The dividends and distributions of investment income and capital gains with respect to each Class of Shares shall be in such amount as may be declared from time to time by the Trustees, and the dividends and distributions of each Class of Shares may vary from the dividends and distributions of the other Classes of Shares to reflect differing allocations of the expenses of the Trust among the holders of each Class and any resultant differences between the net asset value per share of each Class, to such extent and for such purposes as the Trustees may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Trust among the Classes shall be determined by the Trustees in a manner they deem appropriate.

            (e) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

            (f)  The holders of each Class of Shares of each Series shall have
      (i) exclusive voting rights with respect to provisions of any service plan or service and distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act (a "Plan") applicable to the respective Class of the respective Series and (ii) no voting rights with respect to the provisions of any Plan applicable to any other Class or Series of Shares or with regard to any other matter submitted to a vote of Shareholders which does not affect holders of that respective Class of the respective Series of Shares.

            (g) The establishment and designation of any Class of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Class, or as otherwise provided in such instrument. The Trustees may, by an instrument executed by a majority of their number, abolish any Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

      6.7. Register of Shares. A register shall be kept at the principal office of the Trust which shall contain the names and addresses of the Shareholders, the number of Shares (with respect to each Series and Class that may have been established) held by them and a record of all transfers thereof. Separate registers shall be established and maintained for each Series and Class of the Trust. Each such register shall be conclusive as to who are the holders of the Shares of the applicable Series or Class and who shall be entitled to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Shareholder as herein provided, until such Shareholder has given his address to an officer or agent of the Trustees as shall keep the register for entry thereon. Certificates will not be issued for the Shares.

      6.8. Transfer of Shares. Shares shall be transferred on the records of the Trust only by the record holder thereof or by the record holder's agent thereto duly authorized in writing, upon delivery to the Trustees of a duly executed instrument of Transfer, together with such evidence of the genuineness of each such execution and authorization and other matters as the Trustees may reasonably require. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor registrar nor any officer, employee, or agent of the Trust shall be affected by any notice of the proposed transfer.

            Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence to the Trustees, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes and neither the Trustees nor registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

                                  ARTICLE VII

                                   Custodians
                                   ----------

      7.1. Appointment and Duties. The Trustees shall at all times employ a custodian or custodians who shall meet the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act. As custodians with respect to each Series of the Trust, separate custodians may be employed for the different Series of the Trust. Any custodian, acting with respect to one or more Series, shall have authority as agent of the Trust or the Series with respect to which it is acting, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act:

            (1) to hold the securities owned by the Trust or the Series and deliver the same upon written order;

            (2) to receive any moneys due to the Trust or the Series and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

            (3)  to disburse such funds upon orders or vouchers;

            (4) if authorized by the Trustees, to keep the books and accounts of the Trust or the Series or any Class thereof and furnish clerical and accounting services; and

            (5) if authorized to do so by the Trustees, to compute the net income of the Trust or the Series or any Class thereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote of the Series for which the Custodian is acting, the custodian shall deliver and pay over all property of the Trust or any Series thereof held by it as specified in such vote.

      The Trustees may also authorize each custodian to employ one or more sub-custodians to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

      7.2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust or the Series in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the custodian at the direction of the Trustees.

                                  ARTICLE VIII

                                   Redemption
                                   ----------

      8.1. Redemptions. All outstanding Shares of the Trust or any Series or Class thereof may be redeemed at the option of the Shareholders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder of a particular Series, redeem or repurchase from such Shareholder outstanding Shares of such Series for an amount per Share determined by the application of a formula adopted for such purpose by the Trustees (which formula shall be consistent with the 1940 Act); provided that (a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the series of the Trust at the time of the purchase or redemption and (b) if so authorized by the Trustees, the Trust or any Series or Class thereof, to the extent permitted under the 1940 Act, may charge fees for effecting such redemption, at such rates as the Trustees may establish, to the extent permitted under the 1940 Act, and, from time to time, pursuant to such Act, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series from time to time.

      8.2. Involuntary Redemption of Shares; Disclosure of Holding. The Trustees shall have the power to require the redemption of Shares, of any Shareholder of any Series if at any time the account does not have a minimum dollar value, determined by the Trustees in their sole discretion, at a redemption price determined in accordance with Section 8.1 or to impose monthly service charges on such accounts. If the Trustees shall in good faith be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would, in the opinion of the Trustees, result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

      The holders of Shares or other securities of the Trust shall upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code or with the requirements of any other taxing authority.

                                   ARTICLE IX

                        Determination of Net Asset Value,
                          Net Income and Distributions
                          ----------------------------

      9.1. Net Asset Value. The net asset value of each outstanding Share of each Series or Class of the Trust shall be determined at such time as the Trustees may determine, in accordance with the 1940 Act, with respect to each Series or Class. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the prospectus with respect to the applicable Series. The power and duty to make the daily calculations for any Series may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other persons as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

      9.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders of any Series or Class such proportion of the net profits, surplus (including paid-in surplus), capital, or assets with respect to such Series or Class held by the Trustees as they may deem proper. All dividends on Shares of a Series or Class shall be paid only out of the income belonging to that Series or Class, and capital gains distributions on Shares of a Series or Class shall be paid only out of the capital gains belonging to that Series or Class. Such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or such Series or any assets thereof), and the Trustees may distribute ratably among the Shareholders of any Series or Class additional Shares of such Series or Class in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or any Series or to meet obligations of the Trust or such Series, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. The above provisions may be modified to the extent required by a plan adopted by the Trustees to establish Classes of Shares of the Trust or of a Series.

      Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof under generally accepted accounting principles, the above provisions shall be interpreted to give the Trustees the power to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or any Series thereof to avoid or reduce liability for taxes.

      9.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article IX, the Trustees may prescribe such other bases and times for determining the per share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary to enable the Trust or any Series thereof to comply with any provision of the 1940 Act, or the requirements of any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

                                   ARTICLE X

                                  Shareholders
                                  ------------

      10.1. Meetings of Shareholders.
            ------------------------

             (a) Meetings. Meetings of the Shareholders shall be held at such place within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. Such Meetings of the Shareholders may be called by the Trustees or the President of the Trust and shall be called by the Trustees upon written request of Shareholders of any Series owning in the aggregate at least one-fourth of the outstanding Shares of such Series entitled to vote.

             (b) Quorum. At any Shareholder meeting, unless otherwise provided by law, this Declaration, or the By-Laws, the presence in person or by proxy of a majority of the votes entitled to be cast constitutes a quorum, and a majority of the votes so present is sufficient to approve any matter properly before the meeting.

      10.2. Voting Powers. The Shareholders shall have power to vote (i) for the election of Trustees when that issue is submitted to Shareholders; (ii) for the removal of Trustees as provided in Section 2.2(d); (iii) with respect to any investment adviser or sub-investment adviser as provided in Section 4.1; (iv) with respect to termination or reorganization of the Trust or any Series or Class as provided in Sections 11.2 and 11.4; (v) with respect to the amendment of this Declaration of Trust as provided in Section 11.3; (vi) to the same extent as the shareholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or any Series of Class thereof or the Shareholders (provided, however, that a Shareholder of a particular Series or Class shall not be entitled to bring a derivative or class action on behalf of any other Series or Class (or Shareholder of any other Series or Class) of the Trust); and (vii) with respect to such additional matters relating to the Trust or any Series or Class thereof as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration of the Trust or its Shares with the Securities and Exchange Commission or any State, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by the law, this Declaration of Trust or the By-Laws of the Trust to be taken by Shareholders. Any matter affecting a particular Series, including without limitation matters affecting the investment advisory arrangements or investment policies or restrictions of a Series, shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Series. Notwithstanding the foregoing, to the extent permitted by the 1940 Act, each Series shall not be required to vote separately on the selection of independent public accountants, the election of Trustees or any submission with respect to a contract with a principal underwriter or distributor. As to any matter with respect to which a separate vote of a particular Series or Class is required by the 1940 Act or applicable Massachusetts law, only the holders of Shares of the affected Series or Class shall be entitled to vote.

      10.3. Notice of Meetings. Notice of each meeting of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Secretary by mail to each Shareholder at his registered address, mailed at least 10 days and not more than 90 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice.

      10.4. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by Section 9.2.

      10.5. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Shareholder may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

      10.6. Reports. The Trustees shall cause to be prepared with respect to each Series at least annually a report of operations containing a balance sheet and statement of income and undistributed income of the applicable Series prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements of the applicable Series. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semiannually interim reports containing an unaudited balance sheet of the Series as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

      10.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

      10.8. Shareholder Action by Written Consent. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE XI

                         Duration; Termination of Trust;
                            Amendment; Mergers, Etc.
                            ------------------------

      11.1. Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust shall continue without limitation of time.

      11.2. Termination.
            -----------

            (a) The Trust or any Series thereof may be terminated (i) by the affirmative vote of the holders of a majority of the Shares entitled to vote at any meeting of Shareholders, or (ii) by an instrument in writing signed by a majority of the Trustees. Upon the termination of the Trust or any Series,

      (i) The Trust or such Series shall carry on no business except for the purpose of winding up its affairs.

      (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust or such Series shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or such Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or the property of the Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

      (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or the property of the Series, in cash or in kind or partly in each, among the Shareholders according to their respective rights.

      The foregoing provisions shall also apply, with appropriate modifications as determined by the Trustees, to the termination of any Class.

            (b) After termination of the Trust or any Series or Class and distribution to the Shareholders, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust or any Series or Class, the Trustees shall be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders of the Trust or Series or Class shall cease.

      11.3. Amendment Procedure.
            -------------------

            (a) This Declaration may be amended by the affirmative vote of the holders of not less than a majority of the Shares at any meeting of Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of not less than a majority of such Shares. Notwithstanding the foregoing, the Trustees may amend this Declaration without the vote or consent of Shareholders if they deem it necessary or desirable to designate or redesignate Series or Classes, to change the name of the Trust or any Series or Class thereof, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or to make any other changes in the Declaration which do not materially adversely affect the rights of Shareholders hereunder. The Shareholders of each Series shall have the right to vote separately on amendments to this Declaration to the extent provided by Section 10.2. The Trustees may also amend this Declaration without the vote or consent of

      Shareholders as provided in Sections 6.5(g) and 6.6(g) or if they deem it necessary to conform this Declaration to the requirements of applicable federal laws or regulations, or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

            (b) No amendment may be made, under Section 11.3(a) above, which would change any rights with respect to any Shares of the Trust or any Series or Class thereof by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of a majority of the Shares entitled to vote. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or any Series thereof, or to permit assessments upon Shareholders.

            (c) A certification in recordable form signed by a majority of the Trustees, or another instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

      11.4. Merger, Consolidation and Sale of Assets. Subject to applicable law and except as otherwise provided in Section 11.5 hereof, the Trust or any Series or Class thereof may merge or consolidate with any other corporation, association, trust or other organization, including another Series or Class of the Trust, or may sell, lease or exchange all or substantially all of the Trust Property or the property of any Series or Class, including its good will, upon such terms and conditions and for such consideration when and as authorized by an instrument in writing signed by a majority of the Trustees, or another instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees. Any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished in accordance with the statutes of the Commonwealth of Massachusetts. Further, nothing contained herein shall be construed as requiring approval of Shareholders for any recapitalization or reclassification of any Series or Class, for any sale of assets in the ordinary course of business of the Trust, or for any transaction, whether deemed a merger, consolidation, reorganization or exchange of shares or otherwise, whereby the Trust issues Shares of one or more Series or Classes in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity, including another Series or Class of the Trust.

      11.5. Incorporation. When authorized by an instrument in writing signed by a majority of the Trustees, or another instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees, the Trustees may, without the vote or consent of Shareholders, cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, limited liability company, association or other organization, or a series or class of any of them, to acquire all or a portion of the Trust Property or the property of any Series or Class or to carry on any business in which the Trust or the Series or Class shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or the property of any Series or Class to any such corporation, trust, partnership, limited liability company, association or organization, or series or class thereof, in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, limited liability company, association or organization, or series or class thereof, in which the Trust or the Series or Class holds or is about to acquire shares or any other interest. The Trustees may also, without the vote or consent of Shareholders, cause a merger or consolidation between the Trust or any Series or any successor thereto and any such corporation, trust, partnership, limited liability company, association or other organization, or a series or class of any of them, if and to the extent permitted by law, as provided under the law then in effect.

                                  ARTICLE XII

                                  Miscellaneous
                                  -------------

      12.1. Notices. When under applicable law, this Declaration or the By-Laws, notice is required to be given to any Trustee, committee member, officer or Shareholder, such notice may be given, in the case of Shareholders, by mail by depositing the same in a United States post office or letter box, in a postpaid, sealed wrapper, addressed to such Shareholder, at such address as appears on the books of the Trust, and, in the case of Trustees, committee members and officers, by telephone, or by mail or by telegram to the last business or home address known to the Secretary. Such notice shall be deemed given when mailed, telegraphed or telephoned.

      12.2. Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments made, may be executed by a majority of the Trustees and shall, upon filing with the State Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      12.3. Resident Agent. The Trust shall maintain a resident agent in the Commonwealth of Massachusetts, which agent shall be CT Corporation System, 101 Federal Street, Boston, MA 02110. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of the Commonwealth.

      12.4. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts. The rights of all parties and the validity and construction of every provision shall be subject to and construed according to the laws of said State, and reference shall be specifically made to the business corporation law of the Commonwealth of

Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

      12.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust or any Series thereof, (c) the establishment of any Series or Class, (d) the due authorization of the execution of any instrument or writing, (e) the form of any vote passed at a meeting of Trustees or Shareholders, (f) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (g) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (h) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

      12.6. Provisions in Conflict With Law or Regulations.
            ----------------------------------------------

            (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

            (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction, and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

      12.7. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      IN WITNESS WHEREOF, the undersigned have executed this instrument the day and year first above written.







----------------------------------------------                --------------------------------------------
J. Scott Fox, as Trustee and not Individually                 Sidney Koch, as Trustee and not Individually
10 State House Square                                         455 East 86th Street
Hartford, Connecticut                                         New York, New York






----------------------------------------------                --------------------------------------------
Albert E. DePrince, Jr. as Trustee and not                    Corine T. Norgaard, as Trustee and not
 Individually                                                  Individually
3029 St. Johns Drive                                          556 Wormwood Hill
Murfreesboro, Tennessee                                       Mansfield Center, Connecticut





----------------------------------------------                --------------------------------------------
Maria T. Fighetti, as Trustee and not                         Richard G. Scheide, as Trustee and not
 Individually                                                  Individually
325 Piermont Road                                             11 Lily Street
Closter, New Jersey                                           Nantucket, Massachusetts





----------------------------------------------                --------------------------------------------
David L. Grove, as Trustee and not                            John G. Turner, as Trustee and not
 Individually                                                  Individually
5 The Knoll                                                   7337 E. Doubletree Ranch Road
Armonk, New York                                              Scottsdale, Arizona